EXHIBIT 23.1

            Consent of Independent Registered Public Accounting Firm


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 12, 2007, except for the last paragraph of Note 8 and Note 11, for which the effective date is April 24, 2007, for Vaughan Foods, Inc., in the Registration Statement on Amendment No. 5 to Form S-1 and related Prospectus of Vaughan Foods, Inc.


                                                     /s/ Cole & Reed, P.C.



Oklahoma City, Oklahoma
April 24, 2007


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